Execution Version
LIMITED GUARANTEE
LIMITED GUARANTEE, dated as of August 27, 2024 (this “Limited Guarantee”), by Kumarakulasingam Suriyakumar (the “Guarantor”), in favor of ARC Document Solutions, Inc., a Delaware corporation (the “Guaranteed Party”). Reference is hereby made to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties” and each, a “Parent Party”), and the Guaranteed Party (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.
1. Limited Guarantee. To induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, on the terms and conditions set forth herein, the due, complete and punctual payment, observance, performance and discharge of the payment obligations of Parent Parties with respect to (i) the Parent Termination Fee, if and when due pursuant to Section 8.2 of the Merger Agreement, and (ii) up to $1,500,000 of monetary damages resulting or arising from Parent’s or Merger Sub’s Fraud with respect to the Merger Agreement or the transactions contemplated thereby (each, an “Obligation” and, collectively, the “Obligations”). If a Parent Party fails or refuses to pay, observe, perform or discharge any of the Obligations when due, then the Guarantor’s liabilities to the Guaranteed Party hereunder in respect of the Obligations shall, at the Guaranteed Party’s option, become immediately due and payable, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option and in its sole discretion, and so long as a Parent Party has failed or refuses to pay, observe, perform or discharge any of the Obligations, take any and all actions available hereunder and under applicable Law to enforce the Obligations against the Guarantor. The Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or proceeding or actions or proceedings against the Guarantor for the full amount of the Obligations, regardless of whether action or proceeding is, or actions or proceedings are, brought against any of the Parent Parties, and regardless of whether any of the Parent Parties is joined in any such action or proceeding or actions or proceedings. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. The Guarantor shall not have any obligation or liability to any Person under this Limited Guarantee other than as expressly set forth herein; provided that the foregoing is not intended to diminish or otherwise limit in any way the Guaranteed Party’s rights under the Merger Agreement. The provisions of this Limited Guarantee shall not be construed to diminish or otherwise impair in any respect the Guaranteed Party’s rights under the Merger Agreement to specific performance as provided in the Merger Agreement, and without those rights, the Guaranteed Party would not have entered into the Merger Agreement.
2. Nature of Limited Guarantee. The Guaranteed Party shall not be obligated to file any claim, action or proceeding relating to the Obligations in the event that either Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment by a Parent Party or the Guarantor to the Guaranteed Party in respect of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligation (subject to the terms and conditions hereof) as if such payment had not been made. The guarantee made by the Guarantor by this Limited Guarantee is an unconditional and continuing guarantee of payment and not of collection. Notwithstanding any other provision of this Limited Guarantee, the Guaranteed Party hereby agrees that the Guarantor may assert, as a defense to any payment or performance by the Guarantor under this Limited Guarantee, any defense to such payment or performance that the Parent Parties may have under the terms of the Merger Agreement, other than defenses arising exclusively from the bankruptcy or insolvency of any Parent Party. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent the Parent Parties are relieved (other than by operation of any bankruptcy, insolvency or similar Law) of all or any portion of the Obligations, the Guarantor shall be similarly relieved of all or such portion of the Obligations under this Limited Guarantee.
3. Changes in the Obligations; Certain Waivers.
(a) The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or consent of the Guarantor, extend the time of payment of any Obligation, and may also enter into any agreement with any of the Parent Parties for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms of the Merger Agreement or of any agreement between the Guaranteed Party and any Parent Party without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against any Parent Party or any other Person interested in the transactions contemplated by the Merger Agreement; (ii) any change in the time, place or manner of payment of any Obligation or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any Obligation; (iii) the addition, substitution or release of any Parent Party or other Person interested in the transactions contemplated by the Merger Agreement; (iv) any change in the corporate existence, structure or ownership of any of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement or affecting any of their respective assets; (vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against any of the Parent Parties or the Guaranteed Party, whether in connection with any Obligation or otherwise; or (vii) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any Obligation. To the fullest extent permitted by applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligation incurred and all other notices of any kind (except for notices to be provided to the Parent Parties in accordance with the Merger Agreement), all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of any Obligation that are available to any of the Parent Parties under the Merger Agreement (except for defenses arising exclusively from the bankruptcy or insolvency of any Parent Party) or breach by the Guaranteed Party of this Limited Guarantee). The Guarantor acknowledges that (i) it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and (ii) that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

(b) The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any claim, action or proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.
4. No Waiver. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.
5. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Party that:
(a) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any Law or contractual restriction binding on the Guarantor or its assets;
(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Limited Guarantee;
(c) this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception; and
(d) the Guarantor has the financial capacity to pay and perform the Obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill the Obligations under this Limited Guarantee shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 8.
6. Assignment; No Third-Party Beneficiaries. Neither the Guarantor nor the Guaranteed Party may assign their respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be. Subject to the foregoing, all of the terms and provisions of this Limited Guarantee shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Limited Guarantee shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Limited Guarantee or any provision hereof.
7. Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Limited Guarantee shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

If to the Guarantor to:

ARC Document Solutions, Inc.
c/o Kumarakulasingam Suriyakumar
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

If to the Guaranteed Party to:

ARC Document Solutions, Inc.
12657 Alcosta Blvd, Suite 200
San Ramon, California, 94583
Attention: Tracey Luttrell, Corporate Counsel & Corporate Secretary; Bradford Brooks, Director
Email: tracey.luttrell@e-arc.com; BradBrooksARCDS@outlook.com with a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP
2600 El Camino Real, Suite 400
Palo Alto, California 94306
Attention: Glenn Luinenburg; Eric Hanson
Email: glenn.luinenburg@wilmerhale.com; eric.hanson@wilmerhale.com with a copy to (which shall not constitute notice):

K&L Gates LLP
300 S. Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Sean M. Jones; Coleman Wombwell
Email: Sean.Jones@klgates.com; Coleman.Wombwell@klgates.com

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.

8. Continuing Guarantee. Unless terminated pursuant to this Section 8, this Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns (and its executors, administrators, personal representatives and heirs, but only in their capacity as such) until the Obligations have been indefeasibly paid, observed, performed and satisfied in full- in cash, at which time this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement by mutual consent of the parties thereto or under circumstances in which Parent would not be obligated to make any payment under the Merger Agreement and (iii) ninety (90) days (or, with respect to the Obligations specified in clause (ii) of Section 1 of this Limited Guarantee, one hundred eighty (180) days) following the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to make a payment pursuant to Section 8.2(b) of the Merger Agreement unless a claim for such a payment has been made in writing setting forth in reasonable detail the basis for such claim prior thereto.  Notwithstanding the foregoing, (1) the parties hereto acknowledge and agree that this Limited Guarantee shall not terminate for so long as a claim made in accordance with clause (iii) above remains unresolved, and (2) in the event that the Guaranteed Party or any of its controlled affiliates asserts in any litigation or other proceeding that the provisions of this Limited Guarantee limiting Guarantor’s liability to the Obligations (in the maximum amount thereof pursuant hereto) are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against any Non-Recourse Party or, other than its rights to recover from the Guarantor with respect to the Obligations, or Parent or Merger Sub with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (y) if Guarantor has previously made any payments under this Limited Guarantee, Guarantor shall be entitled to recover such payment(s) and (z) neither Guarantor nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby or under this Limited Guarantee.
9. No Recourse.
(a)    The Guaranteed Party acknowledges the separate corporate existence of each of the Parent Parties and that, as of the date hereof, each of Parent’s and Merger Sub’s sole assets (if any) are a de minimis amount of cash, and that no additional funds are expected to be contributed to the Parent Parties unless and until the Closing occurs. Notwithstanding the fact that the Guarantor may be an individual, by the Guaranteed Party’s acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that it has no right of recovery against, no recourse shall be had against and no personal liability shall attach to, any former, current and future direct or indirect agents, Affiliates, attorneys or other representatives of the Guarantor, or any of their respective successors or assignees (and its respective executors, administrators, personal representatives and heirs, but only in their capacity as such) or any of the former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, Lenders, attorneys or other representatives or successors or assignees of any of the foregoing, including, without limitation and for the purpose of clarification, any of the former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, Lenders, attorneys or other representatives or successors or assignees of the Parent Parties (a “Specified Person” and together, the “Specified Persons”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim

(whether at law or equity in tort, contract or otherwise) by or on behalf any of the Parent Parties against any Specified Person, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except, for the avoidance of doubt, for its rights to recover from the Guarantor under and to the extent provided in this Limited Guarantee; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Specified Person for any obligation of the Guarantor or any of its successors or permitted assigns (or its executors, administrators, personal representatives and heirs, but only in their capacity as such) under this Limited Guarantee or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or for any claim (whether at law or in equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligation or their creation. Recourse against the Guarantor under this Limited Guarantee, subject to the limitations and conditions set forth herein, shall be the sole and exclusive remedy of the Guaranteed Party against the Guarantor and any Specified Person in respect of the Obligations. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of any Parent Party to the Guaranteed Party or shall confer or give or shall be construed to confer or give to any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein. The Specified Persons are intended third party beneficiaries of the provisions of this Section 9 entitled to enforce the same. For the avoidance of doubt, (i) this Section 9 shall not limit the Company’s ability to pursue its specific performance rights in accordance with the Merger Agreement, the Equity Commitment Letter and the Rollover Agreement, and (ii) the Specified Person or Specified Persons shall not include the Parent Parties or the Guarantor.
(b)    For the purposes of this Limited Guarantee, pursuit of a claim against a Person by the Guaranteed Party or any Related Person of the Guaranteed Party shall be deemed to be pursuit of a claim by the Guaranteed Party.  A Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such second Person, adds such second Person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second Person.

(c)    For the purposes of this Limited Guarantee, the term “Related Person” shall mean, with respect to any person, any controlled affiliate of such person, but shall not include Parent, Merger Sub or any of their controlled affiliates.

10.    Release.  By its execution of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (a) neither the Guaranteed Party nor any of its Related Persons, and the Guaranteed Party agrees to the maximum extent permitted by law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery against Guarantor or any Specified Person under the Merger Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned Persons) each and every such right against, and hereby releases, the Guarantor and each Specified Person from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby or hereby, whether by or through attempted piercing of the corporate (limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent, Merger Sub or any other Person against any Specified Person, or otherwise under any theory of law or equity (the “Released Claims”), other than (i) claims against the Parent and the Merger Sub, (ii) claims against Guarantor and their permitted assignees pursuant to this Limited Guarantee (subject to the limitations set forth herein), and (iii) rights to specific performance in accordance with the Merger Agreement, the Equity Commitment Letter and the Rollover Agreement and (b) recourse against Guarantor and their permitted assignees under this Limited Guarantee (subject to the limitations set forth herein) shall be the sole and exclusive remedy of the Guaranteed Party against Guarantor or any Specified Person (other than Parent and Merger Sub) with respect to the Released Claims.

11. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Limited Guarantee and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Limited Guarantee or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Limited Guarantee (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Limited Guarantee (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Limited Guarantee or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Limited Guarantee that many directly or indirectly be based upon, relate to or arise out of this Limited Guarantee or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Limited Guarantee hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 7, such service to become effective ten (10) days after such mailing.
(b) WAIVER OF JURY TRIAL. EACH PARTY TO THIS LIMITED GUARANTEE HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS LIMITED GUARANTEE OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS LIMITED GUARANTEE (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS LIMITED GUARANTEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(b).
12. Entire Agreement; Amendments. This Limited Guarantee and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties to this Limited Guarantee.

No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing. No amendment or waiver of any provision of this Limited Guarantee and no decision or determination shall be made, or action taken, by the Company under or with respect to this Limited Guarantee without first obtaining the approval of the Special Committee. In addition to any approval of the Company Board, and without limiting the other requirements set forth herein, the prior approval of the Special Committee shall be required for the Company to take or refrain from taking any action in connection with this Limited Guarantee at the request or direction of Guarantor or any of his Affiliates.

13. Section Headings. The article and section headings of this Limited Guarantee are for convenience of reference only and do not constitute part of this Limited Guarantee and shall not be deemed to limit or otherwise affect any of the provisions hereof.
14. No Third Party Beneficiaries.  Except for the rights of Specified Persons provided hereunder, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

15. Counterparts. This Limited Guarantee may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Limited Guarantee and delivered (electronically or otherwise) to the other parties to this Limited Guarantee.

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR: /s/ Kumarakulasingam Suriyakumar Kumarakulasingam Suriyakumar

[Signature Page to Limited Guarantee]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:

ARC DOCUMENT SOLUTIONS, INC.

By:	/s/ Tracey Luttrell
Name:	Tracey Luttrell
Title:	Corporate Counsel and Corporate Secretary

[Signature Page to Limited Guarantee]